UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2007

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2450, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Agreement

On October 17, 2007, Dune Energy, Inc. (“we” or the “Company”) and Frank T. Smith, Jr., our Chief Financial Officer, mutually agreed that it was in the best interests of each party to terminate Mr. Smith’s April 17, 2007 Employment Agreement and for Mr. Smith to continue his employment with the Company on an “at will” basis. In exchange for terminating his Agreement and thereby relinquishing certain rights and protections, we have (i) increased Mr. Smith’s base salary from $200,000 to $225,000 per annum and (ii) awarded him a one-time bonus of $75,000. In addition, Mr. Smith will be eligible to participate under our various employee bonus, severance, benefit and incentive stock programs. Mr. Smith shall also retain the 75,000 shares of restricted common stock previously issued to him on April 17, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2007	DUNE ENERGY, INC.

	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer

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